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If document is filed on paper $150.00
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20091611144 M
$ 150.00
SECRETARY OF STATE
11-20-2009 13:07:46

ABOVE SPACE FOR OFFICE USE ONLY

Statement of Share and Equity Capital Exchange

filed pursuant to §7-90-301, et seq. and §7-56-605 or §7-111-105 Colorado Revised Statutes (C.R.S.)

1. Entity name or true name of each entity the shares of which will be acquired:

Sunshine Etopo, Inc.
(Enter name exactly as it appears in the records of the secretary of state if applicable)

ID number: 20091439941

Principal office street address: 12835 E. Arapahoe Road, I-805
(Street name and number)

Centennial *(City)* CO *(State)* 80112 *(Postal/Zip Code)*

(Province – if applicable) *(Country – if not US)*

Principal office mailing address: (if different from above)
(Street name and number or Post Office Box information)

(City) *(State)* *(Postal/Zip Code)*

(Province – if applicable) *(Country – if not US)*

Entity name or true name:
(Enter name exactly as it appears in the records of the secretary of state if applicable)

ID number:

Principal office street address:
(Street name and number)

(City) *(State)* *(Postal/Zip Code)*

(Province – if applicable) *(Country – if not US)*

Principal office mailing address: (if different from above)
(Street name and number or Post Office Box information)

(City) *(State)* *(Postal/Zip Code)*

(Province – if applicable) *(Country – if not US)*

Entity name or true name: ____________________

(Enter name exactly as it appears in the records of the secretary of state if applicable)

ID number: ____________________

Principal office street address: ____________________

(Street name and number)

(City) (State) (Postal/Zip Code)

(Province – if applicable) (Country – if not US)

Principal office mailing address: (if different from above) ____________________

(Street name and number or Post Office Box information)

(City) (State) (Postal/Zip Code)

(Province – if applicable) (Country – if not US)

(If there are more than three such entities, mark this box ☐ and include an attachment stating the entity name, ID number, and the principal office address of each additional entity.)

2. Entity name of acquiring entity: Sunshine Biopharma, Inc.

ID number: 20061358431

Principal office street address: 9844 West Powers Circle

(Street name and number)

Littleton (City) CO (State) 80123 (Postal/Zip Code)

(Province – if applicable) (Country – if not US)

Principal office mailing address: (if different from above) ____________________

(Street name and number or Post Office Box information)

(City) (State) (Postal/Zip Code)

(Province – if applicable) (Country – if not US)

3. If this share exchange is pursuant to §7-111-105, C.R.S., the following statement applies: The acquiring corporation acquires shares of the other corporations.

4. Additional information may be included. If applicable, mark this box ☐ and include an attachment stating the additional information.

5. *(Optional)* Delayed effective date: ____________________ (mm/dd/yyyy)

Notice:

Causing this document to be delivered to the secretary of state for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual's act and deed, or that the individual in good faith believes the document is the act and deed of the

person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the secretary of state, whether or not such individual is named in the document as one who has caused it to be delivered.

6. Name(s) and address(es) of the individual(s) causing the document to be delivered for filing:

Telsey	Andrew	I.	
(Last)	*(First)*	*(Middle)*	*(Suffix)*

12835 E. Arapahoe Road
(Street name and number or Post Office Box information)
Tower One, Penthouse #805

Centennial	CO	80112
(City)	*(State)*	*(Postal/Zip Code)*

(Province – if applicable)	*(Country – if not US)*

(The document need not state the true name and address of more than one individual. However, if you wish to state the name and address of any additional individuals causing the document to be delivered for filing, mark this box ☐ and include an attachment stating the name and address of such individuals.)

Disclaimer:

This form, and any related instructions, are not intended to provide legal, business or tax advice, and are offered as a public service without representation or warranty. While this form is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form. Questions should be addressed to the user's attorney.